Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Charles Boyle	March 1, 2012
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2011 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Consolidated Results of Operations, As Reported - Three and Twelve-Month Periods Ended December 31, 2011 and 2010:

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended December 31, 2011, reported net income was $62.6 million, or $4.95 per diluted share, as compared to $4.1 million, or $.33 per diluted share, during the same quarter in the prior year.

For the twelve-month period ended December 31, 2011, reported net income was $73.8 million, or $5.83 per diluted share, as compared to $16.3 million, or $1.33 per diluted share during 2010.

Consolidated Results of Operations, As Adjusted - Three and Twelve-Month Periods Ended December 31, 2011 and 2010:

Three-month periods ended December 31, 2011 and 2010:

After adjusting the reported results for the three-month period ended December 31, 2011 for the net impact of the items mentioned below, and as reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income was $3.5 million, or $.28 per diluted share, as compared to $4.1 million, or $.33 per diluted share, during the fourth quarter of 2010. There were no such adjustments required to our reported net income for the fourth quarter of 2010.

As indicated on the attached Supplemental Schedule, included in our reported net income during the three-month period ended December 31, 2011, was the net favorable impact of $59.1 million, or $4.67 per diluted share, consisting primarily of the following which are discussed in more detail below:

•

an aggregate net gain of $28.6 million (net of $301,000 of related transaction costs), or $2.26 per diluted share, recorded in connection with fair value recognition of the assets and liabilities related to eleven limited liability companies (“LLCs”) of which we purchased the third-party, minority ownership interests (we previously held noncontrolling, majority ownership interests ranging from 85% to 99% in these LLCs and we now own 100% of each of these entities);

•

an aggregate net gain of $35.8 million (net of $466,000 of related transaction costs), or $2.83 per diluted share, recorded in connection with the divestiture of the underlying real property (consisting of medical office buildings and related assets) by eight LLCs in which we previously held noncontrolling, majority ownership interests ranging from 75% to 95%, and;

•	a provision for asset impairment of $5.4 million, or $.42 per diluted share, recorded in connection with a medical office building (“MOB”) in Atlanta, Georgia, as discussed below.

After giving effect to the adjustments as outlined above, and as reflected on the Supplemental Schedule, our adjusted net income decreased $625,000, or $.05 per diluted share, during the fourth quarter of 2011 as compared to the comparable quarter of 2010. The decrease consisted primarily of: (i) a decrease of $574,000 resulting from an increase in interest expense due primarily to an increase in our average borrowing rate and the additional borrowings utilized to finance the various acquisitions made during 2011, as discussed below; (ii) a decrease of $363,000 due to a decrease in income at various unconsolidated LLCs, partially offset by; (iii) an increase of $275,000 resulting from the income (before interest expense) generated during the fourth quarter of 2011 at various MOBs acquired during 2011, as discussed below.

As indicated on the Supplemental Schedule, excluding the impact of the above-mentioned gains, provision for asset impairment and transaction costs recorded during the fourth quarter of 2011 (totaling $59.1 million, or $4.67 per diluted share, in the aggregate), our adjusted funds from operations remained relatively unchanged at $8.4 million, or $.66 per diluted share, during the three-month period ended December 31, 2011 as compared to $8.3 million, or $.66 per diluted share, during the comparable quarter of 2010.

“During this past year we have been quite active in planning and completing various transactions that we believe have further strengthened and diversified our portfolio of high-quality properties”, said Alan B. Miller, Chief Executive Officer and President. “As we look to the future we will continue to explore opportunities for growth while maintaining our primary focus, as we have in the past, of creating long-term shareholder value through a secure dividend stream.”

Twelve-month periods ended December 31, 2011 and 2010:

After adjusting the reported results for the twelve-month period ended December 31, 2011 by $58.5 million, or $4.62 per diluted share, for the net impact of the items mentioned above, as well as $518,000, or $.04 per diluted share, of transaction costs incurred on various acquisitions made during 2011 (as reflected on the attached Supplemental Schedule), our adjusted net income was $15.3 million, or $1.21 per diluted share, as compared to $16.3 million, or $1.33 per diluted share, during the year ended December 31, 2010. There were no such adjustments required to our reported net income for the year ended December 31, 2010.

After giving effect to the adjustments as outlined above, and as reflected on the Supplemental Schedule, our adjusted net income decreased $1.1 million, or $.12 per diluted share, during the year ended December 31, 2011 as compared to 2010. The decrease consisted primarily of: (i) a decrease of $524,000 from the June, 2010 expiration of a master lease agreement on an MOB located in Georgia; (ii) a decrease of $1.0 million resulting from an increase in interest expense due primarily to an increase in our average borrowing rate and the additional borrowings utilized to finance the various acquisitions made during 2011, as discussed below (this change excludes the $523,000 of interest expense variance caused by the deconsolidation of Summerlin Hospital Medical Office Building II, as discussed below), partially offset by; (iii) an increase of $500,000 resulting from the income (before interest expense) generated during 2011 at various MOBs acquired during the year, as discussed below.

As indicated on the Supplemental Schedule, excluding the impact of the above-mentioned items recorded during 2011 (totaling $58.5 million, or $4.62 per diluted share, in the aggregate) our adjusted funds from operations were $33.0 million, or $2.61 per diluted share, during the twelve-month period ended December 31, 2011 as compared to $32.6 million, or $2.66 per diluted share, during the year ended December 31, 2010. The adjusted funds from operations increased approximately $400,000 during 2011, as compared to 2010, due to the $1.1 million decrease in our adjusted net income, as discussed above, offset by the add-back of $1.5 million of increased depreciation and amortization expense incurred by our consolidated investments and unconsolidated affiliates. The increased depreciation and amortization expense was incurred on newly acquired or constructed MOBs as well as capital expenditures at various properties. Despite the increase of approximately $400,000 in our adjusted funds from operations, our adjusted funds from operations per diluted share decreased by $.05 during 2011, as compared to 2010, due to the dilutive effect of the new shares of beneficial interest issued pursuant to our at-the-market equity issuance program during 2010.

Dividend Information:

The fourth quarter dividend of $.61 per share was paid on December 30, 2011.

Dividends of $2.425 per share were declared and paid during 2011 of which $1.234 per share was ordinary income and $1.191 per share was total capital gain (total capital gain amount consists of Unrecaptured Section 1250 Gain of $.716 per share and 15% Rate Gain of $.475 per share).

Capital Resources Information:

At December 31, 2011, we had $77.2 million of borrowings outstanding under our $150 million revolving credit agreement and $59.4 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At December 31, 2011, we had $25.9 million of gross proceeds remaining for issuance pursuant to our $50 million at-the-market equity issuance program. There were no shares issued pursuant to the program during 2011.

Provision for asset impairment:

During the fourth quarter of 2011, we recorded an asset impairment charge of $5.4 million on a medical office building located on a medical campus in Atlanta, Georgia. This asset impairment charge was recorded after evaluation of property and location-specific factors including pressure on rental and occupancy rates caused, in part, by the impact of continued unfavorable economic conditions in the market as well as competitive pressures caused by increased capacity added to the market.

Summary of Acquisitions, Divestitures and Purchases of Third-Party Minority Ownership Interests:

Below is a summary of all transactions completed during 2011 and January/February of 2012. These transactions were previously disclosed on Current Reports on Form 8-K filed at various times from July, 2011 to February, 2012. Each of the MOBs acquired and certain of the divestitures of MOBs by formerly jointly-owned LLCs were part of planned like-kind exchange transactions pursuant to Section 1031 of the Internal Revenue Code.

Acquisitions:

During 2011 and in January, 2012, we paid an aggregate of approximately $49 million in cash ($40 million in 2011 and $9 million in January, 2012), and assumed approximately $29 million of third-party debt ($7 million assumed in 2011 and $22 million assumed in January, 2012), to acquire the following:

Property:	Type of facility	City	State	Date of Acquisition
Lake Pointe Medical Arts Building	Multi-tenant MOB	Rowlett	TX	June, 2011
Forney Medical Plaza	Multi-tenant MOB	Forney	TX	July, 2011
Tuscan Professional Building	Multi-tenant MOB	Irving	TX	December, 2011
Emory at Dunwoody Building	Single-tenant medical clinic	Atlanta	GA	December, 2011
PeaceHealth Medical Clinic	Single-tenant medical clinic	Bellingham	WA	January, 2012

Divestiture of MOBs by formerly jointly-owned LLCs:

During the fourth quarter of 2011 and in February of 2012, we received an aggregate of approximately $42 million of net cash proceeds ($34 million in 2011 and $8 million in February, 2012) in connection with the divestitures of the following MOBs by various LLCs in which we formerly owned noncontrolling, majority ownership interests ranging from 75% to 95%. These proceeds were net of closing costs, the minority member’s share of the proceeds and third-party debt assumed by the purchaser. The divestitures that were completed during the fourth quarter of 2011 resulted in an aggregate net gain of $35.8 million (net of related transaction costs) which is included in our results of operations during the three and twelve-month periods ended December, 31, 2011.

Name of LLC:	Property owned by LLC:	City	State	Date of Divestiture
Cobre Properties	Cobre Valley Medical Plaza	Globe	AZ	Dec, 2011
Deerval Properties	Deer Valley Medical Office II	Phoenix	AZ	Nov, 2011
Deerval Properties II	Deer Valley Medical Office III	Phoenix	AZ	Nov, 2011
Deerval Parking Company	Deer Valley Parking Garage	Phoenix	AZ	Nov, 2011
DSMB Properties	Desert Samaritan Hospital MOBs	Mesa	AZ	Dec, 2011
Litchvan Investments	Papago Medical Park	Phoenix	AZ	Dec, 2011
Paseo Medical Properties II	Thunderbird Paseo Medical Plaza I & II	Glendale	AZ	Dec, 2011
Willetta Medical Properties	Edwards Medical Plaza	Phoenix	AZ	Nov, 2011
Canyon Healthcare Properties	Canyon Springs Medical Plaza	Gilbert	AZ	Feb, 2012

Purchase of third-party minority ownership interests in majority-owned LLCs:

During the fourth quarter of 2011, we paid an aggregate of approximately $4 million to acquire the third-party minority ownership interests in the following LLCs in which we formerly held various noncontrolling, majority ownership interests. We now own 100% of each of these entities. Our results of operations during the three and twelve-month period ended December 31, 2011 include an aggregate net gain of $28.6 million (net of related transaction costs), recorded in connection with fair value recognition of the assets and liabilities of these entities.

Name of LLC:	Property owned by LLC:	City	State	Our previous ownership %	Minority ownership % purchased
653 Town Center Investments	Summerlin Hospital MOB	Las Vegas	NV	95%	5%
653 Town Center Phase II	Summerlin Hospital MOB II	Las Vegas	NV	98%	2%
Auburn Medical Properties II	Auburn Medical Office Building II	Auburn	WA	95%	5%
ApaMed Properties	Apache Junction Medical Plaza	Apache J.	AZ	85%	15%
Banburry Medical Properties	Summerlin Hospital MOB III	Las Vegas	NV	95%	5%
BRB/E Building One	BRB Medical Office Building	Kingwood	TX	95%	5%
Centennial Medical Properties	Centennial Hills Medical Office Bldg. I	Las Vegas	NV	95%	5%
DesMed	Desert Springs Medical Plaza	Las Vegas	NV	99%	1%
Gold Shadow Properties	700 Shadow Lane & Goldring MOBs	Las Vegas	NV	98%	2%
Spring Valley Medical Properties	Spring Valley Medical Office Building	Las Vegas	NV	95%	5%
Spring Valley Medical Properties II	Spring Valley Medical Office Building II	Las Vegas	NV	95%	5%

Estimated net effect of transactions on our future funds from operations

After giving effect to each of the various transactions mentioned above, we estimate that our future funds from operations should not be materially different from those that existed prior to these transactions (excluding items that are nonrecurring or nonoperational in nature such as gains, provision for asset impairments and transaction costs). However, our future results of operations and funds from operations are subject to numerous factors, many of which are beyond our ability to control or predict. Given these risks and uncertainties, our future results of operations and funds from operations may differ materially from our estimates.

Deconsolidation of LLC:

The master lease arrangement on the Summerlin Medical Office Building II, with a majority-owned subsidiary of UHS (Summerlin Hospital Medical Center), expired in October, 2010. Summerlin Medical Office Building II is owned by an LLC in which we held a majority, noncontrolling ownership interest. As a result of this master lease agreement, the LLC was considered a variable interest entity. Since we were the primary beneficiary, the financial results of this MOB were included in our financial statements on a consolidated basis prior to October 1, 2010. Effective with the expiration of the master lease, this MOB was accounted for as an unconsolidated LLC under the equity method beginning on October 1, 2010. During the nine-month period ended September 30, 2010, this property generated $1.9 million of revenue, $684,000 of other operating expenses and $523,000 of interest expense and $340,000 of depreciation and amortization expense. There was no material impact on our net income as a result of the deconsolidation of this LLC during 2010 and the subsequent consolidation of this LLC during the fourth quarter of 2011, related to the purchase of the third-party minority ownership interest in this LLC, as discussed above.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have investments in fifty-four properties located in fifteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2010 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended September 30, 2011), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. AFFO was also computed for the three and twelve-month periods ended December 31, 2011, as reflected on the Supplemental Schedules and discussed herein, since we believe it is helpful to our investors since it adjusts for the effect of the transaction costs recorded in those periods. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2010 and our Form 10-Q for the quarter ended September 30, 2011. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2011 and 2010

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Base rental - UHS facilities	$3,362	$3,260	$13,150	$13,142
Base rental - Non-related parties	3,665	2,013	10,392	9,528
Bonus rental - UHS facilities	974	956	4,191	4,097
Tenant reimbursements and other - Non-related parties	595	353	1,654	2,004
Tenant reimbursements and other - UHS facilities	62	8	107	107

	8,658	6,590	29,494	28,878

Expenses:
Depreciation and amortization	2,465	1,508	7,306	6,286
Advisory fees to UHS	532	475	2,008	1,852
Other operating expenses	1,907	1,165	5,581	5,439
Transaction costs	(72)	—	518	—
Provision for asset impairment	5,354	—	5,354	—

	10,186	3,148	20,767	13,577

Income (loss) before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gains, net	(1,528)	3,442	8,727	15,301

Gain on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs, net	28,576	—	28,576	—

Equity in income of unconsolidated LLCs	681	1,044	3,058	2,948
Gain on divestitures of properties owned by unconsolidated LLCs, net	35,835	—	35,835	—

Interest expense, net	(938)	(364)	(2,402)	(1,939)

Net income	$62,626	$4,122	$73,794	$16,310

Basic earnings per share	$4.95	$0.33	$5.84	$1.33

Diluted earnings per share	$4.95	$0.33	$5.83	$1.33

Weighted average number of shares outstanding - Basic	12,650	12,527	12,644	12,259
Weighted average number of share equivalents	3	3	5	3

Weighted average number of shares and equivalents outstanding - Diluted	12,653	12,530	12,649	12,262

Dividend paid per share	$0.610	$0.605	$2.425	$2.415

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended December 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three months ended December 31, 2011		Three months ended December 31, 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$62,626	$4.95	$4,122	$0.33
Adjustments:
Less: Gain on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs, net	(28,576)	(2.26)	—	—
Less: Gain on divestitures of properties owned by unconsolidated LLCs, net	(35,835)	(2.83)	—	—
Plus: Provision for asset impairment	5,354	0.42	—	—
Transaction costs	(72)	—	—	—

Subtotal adjustments to net income	(59,129)	(4.67)	—	—

Adjusted net income	$3,497	$0.28	$4,122	$0.33

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Three months ended December 31, 2011		Three months ended December 31, 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$62,626	$4.95	$4,122	$0.33
Plus: Depreciation and amortization expense:
Consolidated investments	2,434	0.19	1,476	0.11
Unconsolidated affiliates	2,419	0.19	2,728	0.22
Provision for asset impairment	5,354	0.42	—	—
Less: Gains, net of related transaction costs
On fair value recognition resulting from the purchase of minority interests in majority-owned LLCs, net	(28,576)	(2.26)	—	—
On divestitures of properties owned by unconsolidated LLCs	(35,835)	(2.83)	—	—

FFO	8,422	0.66	8,326	0.66
Transaction costs	(72)	—	—	—

AFFO	$8,350	$0.66	$8,326	$0.66

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Twelve months ended December 31, 2011		Twelve months ended December 31, 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$73,794	$5.83	$16,310	$1.33
Adjustments:
Less: Gain on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs, net	(28,576)	(2.26)	—	—
Less: Gain on divestitures of properties owned by unconsolidated LLCs, net	(35,835)	(2.83)	—	—
Plus: Provision for asset impairment	5,354	0.42	—	—
Transaction costs	518	0.04	—	—

Subtotal adjustments to net income	(58,539)	(4.62)	—	—

Adjusted net income	$15,255	$1.21	$16,310	$1.33

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Twelve months ended December 31, 2011		Twelve months ended December 31, 2010
	Amount	Per Diluted Share	Amount	Per Diluted Share

Net income	$73,794	$5.83	$16,310	$1.33
Plus: Depreciation and amortization expense:
Consolidated investments	7,173	0.57	6,156	0.50
Unconsolidated affiliates	10,558	0.84	10,116	0.82
Provision for asset impairment	5,354	0.42	—	—
Less: Gains, net of related transaction costs
On fair value recognition resulting from the purchase of minority interests in majority-owned LLCs, net	(28,576)	(2.26)	—	—
On divestitures of properties owned by unconsolidated LLCs	(35,835)	(2.83)	—	—

FFO	32,468	2.57	32,582	2.66
Plus: Transaction costs	518	0.04	—	—

AFFO	$32,986	$2.61	$32,582	$2.66

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31, 2011	December 31, 2010
Assets:

Real Estate Investments:
Buildings and improvements	$338,648	$180,750
Accumulated depreciation	(74,865)	(74,683)

	263,783	106,067
Land	24,850	19,190

Net Real Estate Investments	288,633	125,257

Investments in and advances to limited liability companies (“LLCs”)	33,057	80,442

Other Assets:
Cash and cash equivalents	11,649	987
Base and bonus rent receivable from UHS	1,982	1,964
Rent receivable - other	2,056	912
Intangible assets (net of accumulated amortization of $1.2 million and $386 at December 31, 2011 and 2010, respectively)	28,081	1,080
Deferred charges, notes receivable and other assets, net	5,471	5,493

Total Assets	$370,929	$216,135

Liabilities:

Line of credit borrowings	$77,150	$52,600
Mortgage and other notes payable, non-recourse to us (including net debt premium of $1.1 million and $0 at December 31, 2011 and 2010, respectively)	97,686	14,963
Accrued interest	473	113
Accrued expenses and other liabilities	4,984	2,333
Tenant reserves, escrows, deposits and prepaid rents	1,691	616

Total Liabilities	181,984	70,625

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2011 - 12,666,824 2010 -12,653,169	127	127
Capital in excess of par value	213,566	213,209
Cumulative net income	447,398	373,604
Cumulative dividends	(472,230)	(441,527)

Total Universal Health Realty Income Trust Shareholders’ Equity	188,861	145,413
Non-controlling equity interest	84	97

Total Equity	188,945	145,510

Total Liabilities and Equity	$370,929	$216,135